Exhibit 10.8

PLACEMENT AGENT AGREEMENT

September 24, 2026

PERSONAL AND CONFIDENTIAL

Stephen Faucetta, Chief Investment Officer

Abits Group Inc.

Level 24, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong SAR, China

Re:	Abits | Offering | Placement Agent Agreement

Dear Mr. Faucetta:

The purpose of this placement agent agreement (this “Agreement”) is to outline our agreement pursuant to which RBW Capital Partners LLC and Dawson James Securities, Inc., as the placement agent (collectively, the “Placement Agent”) will act as the placement agent on a “best efforts” basis in connection with the proposed PIPE offering (the “Placement”) by Abits Group Inc. (collectively, with its subsidiaries and affiliates, the “Company”) of one or more senior promissory notes of the Company (the “Notes”) in an aggregate original principal amount of up to US$14,000,000, reflecting a fifteen percent (15%) original issue discount and thirteen percent (13%) interest, which Notes are convertible into ordinary shares of the Company, no par value per share (the “Ordinary Shares”). The Ordinary Shares issuable upon conversion of the Notes are referred to herein as the “Note Shares”, and the Notes and the Note Shares are referred to herein, collectively, as the “Securities”. This Agreement sets forth certain conditions and assumptions upon which the Placement is premised. The Company expressly acknowledges and agrees that Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Placement Agent with respect to securing any other financing on behalf of the Company. The Company confirms that entry into this Agreement and completion of the Placement with Placement Agent will not breach or otherwise violate the Company’s obligations to any other party or require any payments to such other party. For the sake of clarity, such obligations may include but not be limited to obligations under an engagement letter, placement agency agreement, underwriting agreement, advisory agreement, right of first refusal, tail fee obligation or other agreement. Any capitalized terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement (as defined below).

The terms of our agreement are as follows:

1.	Engagement. The Company hereby engages Placement Agent, for the period beginning on the date hereof and ending six (6) months thereafter or upon the completion of the Placement, whichever is sooner, unless extended or shortened by mutual written agreement (the “Engagement Period”), to act as the Company’s exclusive placement agent in connection with the proposed Placement and any proposed private or public offering of equity, equity-linked, debt or debt-linked securities of the Company during the Engagement Period. During the Engagement Period, and as long as Placement Agent is proceeding in good faith with preparations for the Placement, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company. Placement Agent will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser (as defined in the Securities Purchase Agreement) whose offer to purchase Securities has been solicited by Placement Agent, but Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, Placement Agent shall act solely as an agent of the Company. Placement Agent has no authority to bind the Company, the Company is under no obligation to issue any Securities, and Placement Agent has no commitment to purchase any Securities. Placement Agent may retain other brokers, dealers or agents in connection with the Placement, provided that doing so does not increase the Company’s obligations hereunder. The services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

2.	The Placement. Placement Agent will act as placement agent for the Placement subject to, among other matters referred to herein and additional customary conditions, completion of Placement Agent’s due diligence examination of the Company and its affiliates, listing approval by The Nasdaq Stock Market LLC (“Exchange”) of the Securities to be issued, and the execution of a definitive Securities Purchase Agreement in connection with the Placement (the “Securities Purchase Agreement”).

3.	Placement Compensation. The Company shall pay to the Placement Agent (i) a cash fee equal to 8.0% of the aggregate gross proceeds received by the Company in the Placement (excluding any gross proceeds received by the Company under the ELOC); and (ii) a cash fee equal to 3.0% of the aggregate gross proceeds received by the Company under the ELOC as amounts are drawn down thereunder; provided that the 8.0% cash fee shall not apply to any gross proceeds received by the Company under the ELOC. In addition, the Company shall issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of Ordinary Shares (or Ordinary Share equivalents, if applicable) equal to 5.0% of the aggregate number of Ordinary Shares (or Ordinary Share equivalents) placed in the Placement. The Placement Agent Warrants shall have a five (5) year term, an exercise price equal to 115% of the offering price per share, customary adjustment provisions, and a cashless exercise feature. Purchases of Securities by the Company’s officers, directors or other insiders shall be excluded from the calculation of gross proceeds and from the number of shares placed for purposes of the cash fees and the Placement Agent Warrants. Any past due amounts owed to the Placement Agent shall accrue a charge of 1.5% per month beginning ten (10) days after the invoice due date, together with reasonable legal fees incurred in collection.

4.	Registration Statement. To the extent the Company decides to proceed with the Placement, the Company will, as soon as practicable and in no event later than the times set forth in the registration rights agreement to be entered into with the investors in the Placement, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and prospectus included therein (the “Prospectus”) covering the resale of the Securities to be offered and sold in the Placement. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Placement Agent and counsel to the investors and Placement Agent. Other than any information provided by the investors or Placement Agent in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of the Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the effective date of the Registration Statement, the date of the Prospectus and any amendment or supplement thereto, and. as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Placement Agent immediately of such event and Placement Agent will suspend further solicitations of prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

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5.	Company Standstill. In connection with the Placement, without the prior written consent of the investors, the Company will not, from the date hereof and for so long as any Notes remain outstanding (the “Standstill Period”), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). Notwithstanding the foregoing, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities in this clause (iii) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) any issuance of Ordinary Shares pursuant to the ELOC; and (v) securities issued upon the exercise, exchange or conversion of any Securities issued in the Placement.

6.	Expenses. Whether or not the Placement is consummated, the Company shall reimburse the Placement Agent promptly upon request for all reasonable and accountable out-of-pocket expenses incurred in connection with the Placement, including, without limitation, road show and travel expenses, due diligence expenses, the costs of background checks on the Company’s officers and directors and any of its shareholders designated by the Placement Agent, the costs associated with the Placement Agent’s use of book-building and compliance software, the fees and expenses of the Placement Agent’s legal counsel and any other independent advisors retained by the Placement Agent, and all fees, expenses and disbursements required under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (with the Company’s consent, which shall not be unreasonably withheld); provided that the aggregate out-of-pocket expenses reimbursable under this Section shall not exceed $100,000.

7.	Tail Financing. Placement Agent shall be entitled to compensation under Section 3 herein, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors Placement Agent has introduced to and/or contacted on behalf of the Company through an in-person, electronic or telephonic communication or investors that Placement Agent had “wall-crossed” in connection with this Placement (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within eighteen (18) months after the Closing, expiration or termination of this Agreement.

8.	Closing; Closing Deliverables.

8.1. Company Deliveries.

8.1.1. On the date hereof, the Company shall deliver each of the following:

8.1.1.1 This Agreement duly executed by the Company.

8.1.1.2 A certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent.

8.1.1.3 The Registration Rights Agreement duly executed by the Company.

8.1.1.4 The Lock-Up Agreements.

8.1.1.5 The Escrow Agreement duly executed by the Company.

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8.1.2. On or prior to the Closing Date, the Company shall deliver each the following:

8.1.2.1 A legal opinion of Kaufman & Canoles, P.C. (Company Counsel), addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers.

8.1.2.2 A copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to reserve the number of Ordinary Shares required to be reserved under the Securities Purchase Agreement.

8.1.2.3 The Company shall have provided Placement Agent the signed flow of funds executed by the Chief Executive Officer of the Company or Chief Financial Officer of the Company.

8.1.2.4 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent.

8.1.2.5 Duly executed joint written instructions to the Escrow Agent.

8.1.2.6 The ELOC, duly executed by the Company.

8.1.2.7 Issuance to Shakawe Capital LLC of the Ordinary Shares issuable as the Commitment Shares (as defined in the ELOC) due upon execution.

8.1.2.8 To each Purchaser, a Note, duly executed by the Company and registered in the name of such Purchaser, in the applicable principal amount for each applicable Tranche.

8.1.2.9 The Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent.

9.	Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in the Securities Purchase Agreement (on which the Company authorizes the Placement Agent to rely), in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

9.1. Listing of Additional Shares. On or before the Closing Date, the Company shall have filed a notice with the Exchange with respect to the Company’s additional listing of the Ordinary Shares underlying the Securities.

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9.2. Closing Deliverables. The Company shall have delivered all closing deliverables to the Placement Agent as set forth in Section 8.1 as of the time required and in form reasonably satisfactory to the Placement Agent.

9.3. The No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Effect (as defined in the Securities Purchase Agreement) or development involving a prospective Material Adverse Effect (as defined in the Securities Purchase Agreement) in the condition or prospects or the business activities, financial or otherwise, of the Company; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened in writing against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the SEC Reports (as defined in the Securities Purchase Agreement); and (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission.

9.4. Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent.

10.	Prior Agreement. By entering into this Agreement, the parties agree that that certain letter agreement, dated July 7, 2026, entered into between the same parties hereof, shall terminate and be superseded by this Agreement solely with respect to the Placement, and shall not otherwise be terminated but shall remain in full force and effect in accordance with its terms.

11.	Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees (Section 3), reimbursement of expenses (Section 6), tail fee (Section 7), right of first refusal (Section 8), indemnification and contribution (Section 16), equitable remedies (Section 17), confidentiality (Section 14), conflicts (Section 15) and governing law and venue (Section 18) will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that no Placement is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Placement Agent its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of Placement Agent’s legal counsel) and if applicable, for electronic road show service used in connection with the Placement. During the Engagement Period: (i) the Company will not, and will not permit its representatives to, other than in coordination with Placement Agent, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placement. Furthermore, the Company agrees that during the Engagement Period, all inquiries from prospective investors will be referred to Placement Agent. Regardless of termination and except as stated in this Section 11, Section 7 of this Agreement will still remain in full effect if an offering is consummated.

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12.	Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Placement Agent’s prior written consent, commencing on the date hereof and continuing until the end of the Engagement Period.

13.	Information. During the Engagement Period, the Company agrees to cooperate with Placement Agent and to furnish, or cause to be furnished, to Placement Agent, any and all information and data concerning the Company, and the Placement that Placement Agent deems appropriate (the “Information”). The Company will provide Placement Agent reasonable access during normal business hours from and after the date of execution of this Agreement until the end of the Engagement Period to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Placement Agent will keep strictly confidential all non-public Information concerning the Company provided to Placement Agent. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Placement Agent, (b) was known or became known by Placement Agent prior to the Company’s disclosure thereof to Placement Agent as demonstrated by the existence of its written records, (c) becomes known to Placement Agent from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Placement Agent as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

14.	No Third Party Beneficiaries; No Fiduciary Obligations. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this Agreement or the retention of Placement Agent hereunder, all of which are hereby expressly waived; and (ii) Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Placement Agent’s engagement with the Company, Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

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15.	Indemnification, Advancement & Contribution.

15.1. Indemnification. In connection with the Company’s engagement of Placement Agent hereunder, the Company hereby agrees to indemnify and hold harmless Placement Agent and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Placement Agent, or (B) otherwise relate to or arise out of Placement Agents’ activities on the Company’s behalf under Placement Agents’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Placement Agent except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

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The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Placement Agent is the Indemnified Person), the Company and Placement Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Placement Agent on the other, in connection with Placement Agents’ engagement referred to above, subject to the limitation that in no event shall the amount of Placement Agents’ contribution to such Claim exceed the amount of fees actually received by Placement Agent from the Company pursuant to Placement Agents’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Placement Agent on the other, with respect to Placement Agents’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Offering (whether or not consummated) for which Placement Agent is engaged to render services bears to (b) the fee paid or proposed to be paid to Placement Agent in connection with such engagement.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity, and (b) shall be effective whether or not the Company is at fault in any way.

16.	Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 7 or the exclusivity provisions of Section 1 would give rise to irreparable harm to Placement Agent for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, Placement Agent will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 7 or the exclusivity provisions of Section 1, as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 16.

17.	Governing Law; Venue; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of law. With respect to any controversy or claim relating to, arising under or involving this Agreement or the breach thereof (a “Claim”), the matter shall first be submitted for mediation through the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) and its applicable rules in Boca Raton, Florida. In the event the parties are unable to resolve any Claim after mediation, the Claim shall be submitted to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures in Boca Raton, Florida, before a neutral arbitrator who shall be an attorney or retired judge, whose award shall be final and binding on the parties. Except to the extent otherwise required pursuant to the applicable JAMS rules and applicable law, each party shall pay the fees of its respective attorneys, experts and other costs. Notwithstanding the foregoing, in the case of any actual or threatened breach of the standstill, exclusivity or other covenants of this Agreement, Placement Agent may seek and obtain an injunction or other equitable relief from any court of competent jurisdiction, and nothing in this Agreement shall limit such right. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Placement Agent and the Company. Each party hereby irrevocably agrees and consents to be subject to the jurisdiction of the state and federal courts located in Palm Beach County, State of Florida, in any suit, action or proceeding pursuant to this Agreement.

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18.	Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery and e-mail at the address set forth below. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

If to Abits Group Inc. Stephen Faucetta, Chief Investment Officer Abits Group Inc 4458 White Oak Road Duff, TN 37729 Sfaucetta@abitgrp.com

With a copy to (which shall not constitute notice)

Company Counsel:

Anthony Basch,

Partner

Kaufman & Canoles,

P.C., Two James

Center

1021 East Cary Street, Suite 1400

Richmond, Virginia 23219

tony.basch@kaufcan.com

If to RBW Capital Partners LLC

Joe Giamichael, Managing

Partner

RBW Capital Partners LLC

1511 Ponce De Leon, Unit 1092

San Juan, PR 00909

jgiamichael@rbwcap.com

If to Dawson James Securities, Inc.

Robert D. Keyser, Jr.,

Chief Executive Officer

Dawson James Securities, Inc.

2700 N. Military Trail, Suite 100

Boca Raton, FL 33431

bob@dawsonjames.com

With a copy to (which shall not constitute notice) Placement Agent Counsel:

19.	Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this Agreement are legally binding upon and inure to the benefit of both the Company and Placement Agent and their respective assigns, successors, and legal representatives. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. Signatures to this Agreement transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

If you are in agreement with the foregoing, please sign and return to us one copy of this Agreement. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of ABTS PIPE Offering Placement Agent Agreement Follows]

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Very truly yours,

RBW CAPITAL PARTNERS LLC

By:
Name:	Joe Giamichael
Title:	Managing Partner

DAWSON JAMES SECURITIES, INC.

By:
Name:	Robert D. Keyser, Jr.
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Abits Group Inc.

By:
Name:	Stephen Faucetta
Title:	Chief Investment Officer

[Signature Page of ABTS PIPE Offering Placement Agent Agreement]